                                                                    Exhibit 20.1

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                     Chase Manhattan Auto Owner Trust 1998-A
                         Statement to Certificateholders
                                November 15, 1999
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                                                       DISTRIBUTION IN DOLLARS
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             ORIGINAL             PRIOR                                                                                  CURRENT
               FACE             PRINCIPAL                                                        REALIZED   DEFERRED    PRINCIPAL
  CLASS        VALUE             BALANCE         PRINCIPAL        INTEREST          TOTAL         LOSSES    INTEREST     BALANCE
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   A1       238,000,000.00              0.00             0.00            0.00             0.00     0.00      0.00               0.00
   A2       204,000,000.00              0.00             0.00            0.00             0.00     0.00      0.00               0.00
   A3       294,000,000.00    201,834,308.08    20,228,712.34      958,712.96    21,187,425.30     0.00      0.00     181,605,595.74
   A4       246,000,000.00    246,000,000.00             0.00    1,189,000.00     1,189,000.00     0.00      0.00     246,000,000.00
   B1        30,620,164.79     30,620,164.79             0.00      153,100.82       153,100.82     0.00      0.00      30,620,164.79
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 TOTALS   1,012,620,164.79    478,454,472.87    20,228,712.34    2,300,813.78    22,529,526.12     0.00      0.00     458,225,760.53
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                         FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                  PASS-THROUGH RATES
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              PRIOR                                                        CURRENT                                CURRENT
            PRINCIPAL                                                     PRINCIPAL                     CLASS    PASS-THRU
 CLASS        FACTOR         PRINCIPAL      INTEREST        TOTAL          FACTOR                                  RATE
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   A1         0.00000000     0.00000000    0.00000000     0.00000000        0.00000000                  A1      5.549000%
   A2         0.00000000     0.00000000    0.00000000     0.00000000        0.00000000                  A2      5.679000%
   A3       686.51125197    68.80514401    3.26092844    72.06607245      617.70610796                  A3      5.700000%
   A4     1,000.00000000     0.00000000    4.83333333     4.83333333    1,000.00000000                  A4      5.800000%
   B1     1,000.00000000     0.00000000    4.99999987     4.99999987    1,000.00000000                  B1      6.000000%
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 TOTALS     472.49155163    19.97660430    2.27213901    22.24874331      452.51494732
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           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Mark McDermott
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7016
                         Email: mark.mcdermott@chase.com
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[Image]                          (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                     Chase Manhattan Auto Owner Trust 1998-A
                                November 15, 1999
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                         STATEMENT TO CERTIFICATEHOLDERS

                                           Due Period                                21

                                           Due Period Beginning Date           10/01/99

                                           Due Period End Date                 10/31/99

                                           Determination Date                  11/10/99


 Section 5.8(iii)   Servicing Fee                                            398,712.06


 Section 5.8(iii)   Servicing Fee per $1000                                  0.39374296


 Section 5.8(iv)    Administration Fee                                         1,000.00


 Section 5.8(iv)    Administration Fee per $1000                             0.00098754


 Section 5.8(vi)    Pool Balance at the end of the Collection Period     458,225,760.53


 Section 5.8(vii)   Repurchase Amounts for Repurchased Receivable

                    By Seller                                                      0.00

                    By Servicer                                               62,263.84

                    TOTAL                                                     62,263.84


 Section 5.8(viii)  Realized Net Losses for Collection Period                170,514.58


 Section 5.8(ix)    Reserve Account Balance after Disbursement            13,746,772.82


 Section 5.8(x)     Specified Reserve Account Balance                     13,746,772.82


 Section 5.8(xi)    Total Distribution Amount                             23,562,803.46

                    Servicing Fee                                            398,712.06

                    Administration Fee                                         1,000.00

                    Noteholders Distribution Amount                       22,376,425.30

                    Certficateholders Distribution Amount                    153,100.82

                    Deposit to Reserve Account                               633,565.28

[Image]                          (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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